UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 14, 1999

                              CITY HOLDING COMPANY
             (Exact name of registrant as specified in its charter)

           West Virginia                           0-17733                            55-0619957
  (State or other jurisdiction of           (Commission File No.)            (IRS Employer Identification
   incorporation or organization)                                                      Number)
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                                25 Gatewater Road
                        Charleston, West Virginia, 25313
                    (Address of principal executive officers)

                                 (304) 769-1100
              (Registrant's telephone number, including area code)

                                 Not applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)


         ITEM 5.  OTHER EVENTS

         Attached hereto as Exhibit 99 is a report to the shareholders of City Holding Company (the "Company") for the quarter ended June 30, 1999, together with a letter from the Company's President and Chief Executive Officer, Steven
J. Day. This letter contains, among other things, certain forward-looking statements, including statements made about the integration of Horizon Bancorp, Inc. ("Horizon") and a possible joint venture with another loan service corporation. Such forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) expected cost savings from the integration of Horizon may not be fully realized within the expected time frame; (2) the Company may not complete its proposed joint venture with another loan service corporation, or the results of the joint venture may not be as favorable as currently anticipated; (3) competitive pressures among depository and other financial institutions may increase significantly; (4) costs or difficulties related to the integration of Horizon may be greater than expected; (5) changes in the interest rate environment may reduce margins; (6) general economic or business conditions, either nationally or in the states or regions in which the Company does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (7) legislative or regulatory changes may adversely affect the businesses in which the Company is engaged; and (8) changes may occur in the securities markets.



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CITY HOLDING COMPANY


Date: September 14, 1999
                                     By: /s/ Michael D. Dean
                                     ----------------------------------
                                     Michael D. Dean
                                     Senior Vice President - Finance,
                                     Principal Accounting Officer and
                                     Duly Authorized Officer